UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2014
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Synacor, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-33843	16-1542712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 La Riviere Drive, Suite 300, Buffalo, New York		14202
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (716) 853-1362
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
The following proposals were submitted to the stockholders at the 2014 Annual Meeting of Stockholders held on May 22, 2014:

1.	The election of two directors to serve until our 2017 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

2.	The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.
For more information about the foregoing proposals, see our proxy statement dated April 11, 2014. The number of votes cast for and against and the number of abstentions and non‑votes with respect to each matter voted upon are set forth below:
Board of Director Election Results
The following nominees received the highest number of “FOR” votes and, as a result, were elected to serve as directors for a term that will continue until the 2017 Annual Meeting or until their respective successors have been duly elected and qualified.

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Ronald N. Frankel	10,117,874	344,586	11,726,675
Gary L. Ginsberg	10,185,220	277,240	11,726,675

The following directors, in addition to Messrs. Frankel and Ginsberg, will continue to serve as members of our Board of Directors until the expiration of their respective terms or until their respective successors have been duly elected and qualified: Andrew Kau, Jordan Levy, Marwan Fawaz and Michael J. Montgomery.
Ratification of Deloitte & Touche LLP as our independent registered public accounting firm
Our stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Votes For	Votes Against	Abstain
21,915,232	237,793	36,110

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Synacor, Inc.

Date: May 29, 2014	By:	/s/ WILLIAM J. STUART
William J. Stuart
Chief Financial Officer and Secretary